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                                                                     Exhibit 3.2

                                     BY-LAWS

                                       of

                              COLONIAL GAS COMPANY

                       Section 1. ARTICLES OF ORGANIZATION

      The name and purposes of this corporation shall be set forth in the Articles of Organization, as amended and restated from time to time. These By-laws, the powers of the corporation and of its directors and stockholders, or of any class of stockholders if the corporation has more than one class of stock, and all matters concerning the conduct and regulation of the business and affairs of the corporation shall be subject to such provisions. In regard thereto, if any, as are set fort in the Articles of Organization as from this to time in effect.

                             Section 2 STOCKHOLDERS

      2.1. Annual Meeting. The annual meeting of stockholders shall be held at ten o'clock in the forenoon on the second Thursday in March in each year (unless that day be a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday) or at such other date and time as shall be determined from time to time by the board of directors. Purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the president or by the directors.

      No change in the date fixed in these By-laws for the annual meeting shall be made within sixty days before the date stated herein. Notice of any change in the date fixed in these By-laws for the annual meeting shall be given to all stockholders at least twenty days before the new date fixed for such meeting.


      2.2. Special Meeting in Place of Annual Meeting. If no annual meeting has been held in accordance with the foregoing provisions, a special meeting of the stockholders may be held in place thereof, and any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting, and in such case all references in these By-laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting. Any such meeting shall be called as provided in Section 2.3.

      2.3. Special Meetings. A special meeting of the stockholders may be called at any time by the president or by the directors. Each call of a meeting shall state the place, date, hour end purposes of the meeting.
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      2.4. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the corporation in Massachusetts or, to the extent permitted by the Articles of Organization, at such other place within the United States as shall be fixed by the president or the directors. Any adjourned session of any meeting of the stockholders shall be held at the same city or town as the initial session or at any other place at which meetings of the stockholders may be held under the Articles of Organization and these By-laws, in either case at the place designated by the vote of adjournment.

      2.5. Notice of Meetings. A written notice of each meeting of stockholders, stating the day and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each stockholder entitled to vote at such meeting and to each stockholder who, by law, by the Articles of Organization or by the By-laws, is entitled to notice, by leaving such notice with such stockholder or at such stockholder's residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at such stockholder's address as it appears in the records of the corporation. Such notice shall be given by the clerk or an assistant clerk or by an officer designated by the director.. Whenever notice of a meeting is required to be given to a stockholder under any provision of the Business Corporation Law of The Commonwealth of Massachusetts or of the Articles of Organization or these By-laws, a written waiver thereof executed before or after the meeting by such stockholder or such stockholder's attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

      2.6. Quorum of Stockholders. At any meeting of the stockholders, a quorum as to any matter shall consist of a majority in interest of all stock issued as outstanding and entitled to vote at the meeting; except that if two or more classes or series of stock are entitled to vote as separate classes or series, then in the case of each such class or series a quorum shall consists of a majority in Interest of all stock of that class or series issued and outstanding; and except when a larger quorum is required by law, by the Articles of Organization or by these By-laws. Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not to quorum is present, and the meeting may be held as adjourned without further notice.

      2.7. Action by Vote. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these By-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the. meeting and entitled to vote in the election.

      2.8. Voting. Stockholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. The corporation shall not, directly or indirectly, vat any share of its own stock.


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      2.9. Action by Writing. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

      2.10. Proxies. To the extent permitted by law, stockholders entitled to vote may vote either in person or by proxy In writing, which proxies shall be filed with the clerk or other person responsible to record the proceeding, of the meeting before being voted. Except to the extent permitted by law, no proxy dated more than six months before the meeting named therein shall be valid. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders of the proxies to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

                         Section 3. BOARD OF DIRECTORS

      3.1. Number. A board of not less than three directors shall be elected at the annual meeting of the stockholders by such stockholders as have the right to vote at such elections; provided, however, that the number of directors shall be fixed at not less than two whenever the corporation shall have only two stockholders and not less than one whenever the corporation shall have only one stockholder. The number of directors may be increased at any time or from time to time either by the stockholders or by the directors by vote of a majority of the directors then in office. No director need be a stockholder.

      3.2. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, each director shall hold office until the next annual meeting of the stockholders and until such director's successor is duly elected and qualified, or until such director sooner dies, resigns, is removed or becomes disqualified.

      3.3. Powers. Except as reserved to the stockholders by law, by the Articles of Organization or by these By-laws, the business of the corporation shall be managed by the directors, who shall have and may exercise all the powers of the corporation. In particular, and without limiting the generality of the foregoing, the directors may at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

      3.4. Committees. The directors may, by vote of a majority of the directors then in office, elect from their number an executive committee and other committees and may by vote delegate to any such committee or committees some or all of the powers of the directors except those which by law, by the Articles of Organization or by these By-laws they are prohibited from delegating. Except as the directors may otherwise determine, any such committee may


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make rules for the conduct of its business, but unless otherwise provided by the directors or such rules, its business shall be conducted in substantially the same manner as is provided by these By-Laws for the conduct of business by the directors.

      3.5. Regular Meetings. Regular meetings of the directors may be held without call or notice at such places and at such times as the directors may from time to time determine, provided that reasonable notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

      3.6 Special Meetings. Special meetings of the directors may be held at any time and at any place designated in the call of the meeting, when called by the chairman of the board, if any, or the president or the treasurer or by two or more directors, reasonable notice thereof being given to each director by the clerk or an assistant clerik, or by the officer or one of the directors calling the meeting.

      3.7. Notice. Notice to a director shall be sufficient if sent to such director by mail at least forty-eight hours or by telegram or telecopy at least twenty-four hours before the meeting at such director's usual or last known business or residence address, or if given to such director in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by such director before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting the lack of notice prior to the meeting or at its commencement. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

      3.8. Quorum. At any meeting of the directors a majority of the directors then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

      3.9. Meeting by Conference Telephone. Unless otherwise provided by law or the Articles of Organization, members of the board of directors or any of any committee designated thereby may participate in any meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

      3.1O. Action by Vote. When a quorum is present at any meeting, a majority of the directors present may take any action, except when a larger vote is required by law, by the Articles of Organization or by these By-laws.

      3.11. Action by Writing. Unless the Articles of Organization otherwise provide, any action required or permitted to be taken at any meeting of the directors may be taken without a


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meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of the directors. Such consents shall be treated for all purposes as a vote taken at a meeting.

                         Section 4. OFFICERS AND AGENTS

      4.1. Enumeration: Qualification. The officers of the corporation shall be a president, a treasurer, a clerk and such other officers, if any, as the incorporator or incorporators at their initial meeting, or the directors from time to time may in their discretion elect or appoint. The corporation may also have such agents, if any. as the incorporator or incorporators at their Initial meeting, or the directors from time to rime, may in their discretion appoint. Any officer may be, but none need be, a director or stockholder. The clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any two or more offices may be held by the same person. Any officer may be required by the directors to give bond for the faithful performance of such officer's duties to the corporation in such amount and with such sureties as the directors may determine.

      4.2. Powers. Subject to law, to the Articles of Organization and to the other provisions of these By-laws, each officer shall have, in addition to the duties and powers herein set forth such duties and powers as are commonly incident to such officer's office and such duties and powers as the directors may from time to time designate.

      4.3. Election. The president, the treasurer and the clerk shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders. Other officers, if any, may be elected or appointed by the board of directors as such meeting or at any other time.

      4.4. Tenure. Except as otherwise provided by law or by the Articles of Organization or by these By-laws, the president, the treasurer and the clerk shall hold office until the first meeting of the directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the directors following the next annual meeting of the stockholders unless a shorter period shall have been specified by the terms of such officer's election or appointment, or in each case until such officer sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain authority at the pleasure of the directors.

      4.5. The Chairman of the Board. The chairman of the board, if any, shall have the duties and powers specified in these By-laws and shall have such other duties and powers an may be determined by the directors- Unless the board of directors otherwise specifies, the chairman of the board shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.

      4.6. President and Vice Presidents. The president shall be the chief executive officer of to corporation and shall, subject to the control of the directors, have general charge and


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supervision of the business of the corporation. Unless the board of directors otherwise specifies, the president shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.

      Any vice presidents shall have such duties and powers as shall be designated from time to time by the directors.

      4.7. Treasurer and Assistant Treasures. Except as the directors shall otherwise determine, the treasurer shall be the chief financial and accounting officer of the corporation and shall have such other duties and powers as may be designed from time to time by the directors or by the president.

      Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the directors.

      4.8. Clerk and Assistant Clerks The clerk shall record all proceedings of the stockholders and directors in a book or series of books to be kept therefor, which book or books shall be kept at the principal office of the corporation or at such other office permitted by law and shall be open at all reasonable times to the inspection of any stockholder. In the absence of the clerk from any meeting of stockholders or directors, an assistant clerk, or in the absence of an assistant clerk, a temporary clerk chosen at the meeting, shall record the proceedings thereof in the aforesaid book. Unless a transfer agent has been appointed, the clerk shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names an record addresses of all stockholders and the amount of stock held by each.

      Any assistant clerks shall have such other duties and powers as shall be designated from time to time by the directors.

                      Section 5. RESIGNATIONS AND REMOVALS

      Any director or officer may resign at any time by delivering a resignation in writing to the chairman of the board, if any, the president, the treasurer or the clerk or to a meeting of the directors. Such resignations shall be effective upon receipt unless specified to be effective at some other time. A director or officer elected by the stockholders (including persons elected by directors to fill vacancies In the board) may be removed from office (a) with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of such directors, provided that the directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class, or (b) with cause by the vote of a majority of the directors then in office. The directors may remove any officer elected by them with or without cause by the vote of a majority of the directors then in office. A director or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing removal. No director or officer resigning, and (except where a right to receive compensation


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shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed, shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or the year or otherwise; unless In the case of a resignation, the directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.

                              Section 6. VACANCIES

      Any vacancy in any office or in the board of directors, however occurring, including a vacancy resulting from the enlargement of the board, may be filled by vote of the stockholders or, in the absence of stockholder action, by the directors by vote of a majority of the directors then in office. Each such successor chosen to fill a vacancy shall hold office for the unexpired term and, in the case of any director, the president, treasurer and clerk, until such officer's successor Is chosen and qualified, or in each case until such officer sooner dies, resigns, is removed or becomes disqualified. The directors shall have and may exercise all their powers notwithstanding the existance of one or more vacancies in their number.

                            Section 7. CAPITAL STOCK

      7.1. Number and Par Value. The total number of shares and the p.r value, if any, of each class of stock which the corporation is authorized to issue shall be as stated in the Articles of Organization.

      7.2. Stock Certificates. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by such stockholder, in such form as shall, in conformity to law, be prescribed from time to time by the directors. Such certificates shall be signed by the chairman of the board, if any, the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the corporation with the same effect as if such officer still held such office at the time of its issue. The stock and transfer records shall be kept at the corporation's principal office or in such other office permitted by law.

      7.3. Loss of Certificate. In the case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the directors may prescribe.


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                     Section 8. TRANSFER OF SHARES OF STOCK

      8.1. Transfer on Books. The board of directors may make such rules and regulations not inconsistent with law, the Articles of Organization or these By-laws as it deems expedient relative to the issue, transfer and registration of stock certificates. Except as may be otherwise required by law, the Articles of Organization or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transfered on the books of the corporation in accordance with the requirements of these By-laws.

      Each stockholder shall have the duty to notify the corporation of such stockholder's post office address.

      8.2. Record Data and Closing transfer Books. The directors may fix in advance a time, which shall be not more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed:

      (1) The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the dare immediately preceding the day on which notice is given.

      (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors acts with respect thereto.

              Section 9. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The corporation shall to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers, or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses, Including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person being or having been such a


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director or officer, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such person's action was in the best interests of the corporation; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or (for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, (a) by a disinterested majority of the directors then in office; or b) by a majority of the disinterested director' then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that such person's action was in the best interests of the corporation; or c) by the holders of majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by an interested director or officer. In discharging his or her duty any such director or officer, when acting in good faith, my rely upon the books of account of the corporation or of such other organization, reports made to the corporation or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts selected with reasonable care by the board of directors or trustees, or upon other records of the corporation or of such other organization. Expenses including counsel fees incurred with respect to any such action, suit or proceeding may be paid by the corporation prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that indemnification for such expenses is not authorized under this Section. The right of indemnification hereby provided shall not be exclusive of or affect any other right to which any director or officer may be entitled. As used in this Section, the terms `"director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this Section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

                           Section 10. CORPORATE SEAL

      The seal of the corporation shall, subject to alteration by the directors, consist of a flat-faced circular die with the word "Massachusetts" together with the name of the corporation and the year of its organization cut or engraved thereon.

                             Section 11. EXECUTION OF PAPERS

      Except as the directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board, if any, the president, a vice president or the treasurer.


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                             Section 12. FISCAL YEAR

      Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall end on the last day in December in each year.

                             Section 13. AMENDMENTS

      These By-laws may be altered, amended or repealed at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal or the section to be affected thereby, by vote of the stockholders or if there shall be two or more classes or series of stock entitled to vote on the question, by vote of each such class or series. These By-laws may also be altered, amended or repealed by vote of a majority of the directors in office, except that the directors shall not take any action which provides for indemnification of directors nor any action to amend this Section 13, and except that the directors shall not take any action unless permitted by law. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the directors of any such by-laws, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the by-laws.

      Any by-law so altered, amended or repealed by its directors may be further altered or amended or reinstated by the stockholders In the above manner.


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